Exhibit 99.1

News Release

September 11, 2006	Page 1 of 2

NEWELL RUBBERMAID ANNOUNCES INTENDED SALE OF ITS GLOBAL LITTLE TIKES BUSINESS	Newell Rubbermaid Inc. Atlanta, GA

ATLANTA, September 11, 2006 — Newell Rubbermaid Inc. (NYSE: NWL) today announced it has entered into an agreement for the intended sale of its Little Tikes business unit to MGA Entertainment, Inc., a global family and children’s entertainment company. Little Tikes is a global marketer and manufacturer of children’s toys, furniture and related items for consumers.
Securities Listed NYSE Common Stock (Symbol: NWL)

“We have been narrowing our portfolio to focus on businesses that are best aligned with our strategies of differentiated products, best cost and consumer branding. This transaction is consistent with that focus,” said Mark Ketchum, chief executive officer of Newell Rubbermaid.
www.newellrubbermaid.com

The transaction is expected to close in the fourth quarter 2006, subject to completion of all required regulatory approvals, including consultation proceedings with works councils, trade unions and employee representatives in certain affected European countries, among other things. Financial terms of the agreement were not disclosed.
Nancy de Jonge Davis Vice President, Investor Relations & Corporate Communications

Little Tikes contributed approximately $250 million in revenue in 2005, reported in the company’s Other segment. Little Tikes will be classified as discontinued operations, and in the fourth quarter the company expects to record a net gain of $15 to $25 million related to this transaction. As a result of reclassifying Little Tikes to discontinued operations in the third quarter, 2006 full year diluted earnings per share from continuing operations, excluding charges, are expected to decline by $0.03 to $0.04, split evenly between the third and fourth quarters. Despite this dilution, the company is maintaining its third quarter and fiscal year 2006 earnings and cash flow guidance issued July 27, 2006.
Esther Lippman Senior Manager, Public Relations

Caution Concerning Forward-Looking Statements
The statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of Project Acceleration, sales, income/ (loss), earnings per share, operating income or gross margin improvements, capital and other expenditures, cash flow, dividends, restructuring, impairment and other charges, potential losses on divestiture, costs and cost savings and the value thereof, debt ratings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “expect,” “project,” “will,” “enable,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies in various parts of the world; competition with numerous other manufacturers and distributors of consumer products; major retailers’ strong
10B Glenlake Parkway Suite 300 Atlanta, GA 30328 Phone: 770-407-3994 Fax: 770-407-3983

News Release

September 11, 2006	Page 2 of 2

bargaining power; changes in the prices of raw materials used by the company; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations in the face of foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; our ability to complete divestitures of non-strategic businesses and strategic acquisitions; our ability to integrate previously acquired businesses; the risks inherent in our foreign operations and those factors listed in the company’s most recent quarterly report on Form 10-Q, including Exhibit 99.1 thereto, filed with the Securities and Exchange Commission.
Newell Rubbermaid Inc. Atlanta, GA Securities Listed NYSE Common Stock (Symbol: NWL) www.newellrubbermaid.com
About the Company
Newell Rubbermaid Inc. is a global marketer of consumer and commercial products with 2005 sales of $6.0 billion and a strong portfolio of brands, including Sharpie®, Paper Mate®, DYMO®, EXPO®, Waterman®, Parker®, Rolodex®, IRWIN®, LENOX®, BernzOmatic®, Rubbermaid®, Graco®, Calphalon® and Goody®. The company is headquartered in Atlanta, Ga., and has approximately 28,000 employees worldwide.

This press release and additional information about the company are available on the company’s Web site at www.newellrubbermaid.com.

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Nancy de Jonge Davis
Vice President, Investor Relations & Corporate Communications

Esther Lippman
Senior Manager, Public Relations

10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: 770-407-3994
Fax: 770-407-3983